As filed with the Securities and Exchange Commission on January 26, 1999.
                           Registration No. 333-44229
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            TOPS APPLIANCE CITY, INC.
             (exact name of registrant as specified in its charter)

                  New Jersey                                  5731                                        22-3174554
        (State or other jurisdiction of             (Primary Standard Industrial                         (I.R.S. Employer
        incorporation or organization)               Classification Code Number)                         Identification No.)


                               45 Brunswick Avenue
                            Edison, New Jersey 08818
                                 (732) 248-2850
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal offices)


                                  RICHARD JONES
                             Chief Executive Officer
                            Tops Appliance City, Inc.
                               45 Brunswick Avenue
                            Edison, New Jersey 08818
                                 (732) 248-2850
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    Copy to:
                             W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600


                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act
of 1933, check the following box.   xxx

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                         CALCULATION OF REGISTRATION FEE

                                                Proposed                    Proposed
                                                Maximum                     Maximum
                                Amount          Offering      Aggregate     Amount of
Title of each Class of          to be           Price per     Offering      Registration
Securities to be Registered     Registered      Share (1)     Price         Fee
-----------------------------   ------------   ----------     -----------  ---------------


6 1/2% Convertible Subordinated
  Debentures Due 2003........   $   97,500*     100%     $  97,500          $2,329.32

Common Stock, no par value
  per share (2)..............       55,715*       -            -             -
Common Stock, no par value
  per share (3)..............    2,067,148**    $2.125   $4,392,689.50      $1,295.84
Common Stock, no par value
 per share (4)...............      857,143*       -            -             -
Common Stock, no par value
 per share (5)...............    3,480,000*       -            -             -
Common Stock, no par value
 per share (6)...............      500,000**    $2.125   $1,062,500.00     $   313.44




     (1) Estimated solely for the purpose of calculating the registration fee.

     (2) Such number represents the number of shares of Common Stock as are initially issuable upon conversion of the 6 1/2% Convertible Subordinated Debentures due 2003 registered hereby.

     (3) Shares of Common Stock issued to Bay Harbour Management, L.C., or its managed accounts, as a result of a private placement of common stock, and not registered pursuant to the Securities Act of 1933.


     (4) Shares of Common Stock issued to Robert D. Carl, III upon the conversion by Mr. Carl of $1,500,000 principal amount of the registrant's 6 1/2% Convertible Subordinated Debentures due 2003. (

     5) Shares of Common Stock issued to Bay Harbour Management, L.C., or its managed accounts, upon the conversion by Bay Harbour Management, L.C., or its managed accounts, of $6,090,000 principal amount of the registrant's 6 1/2% Convertible Subordinated Debentures due 2003.

     (6) Shares of Common Stock purchased by Bay Harbour Management, L.C., or its managed accounts, from common stockholders of the Company in private transactions, which shares of Common Stock are not registered pursuant to the Securities Act of 1933.


     * The registration fee with regard to such securities was paid on or about January 14, 1998.

     ** A portion of the applicable registration fee with regard to such securities, being $1,486.80 in total, was paid on or about November 12, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            TOPS APPLIANCE CITY, INC.
                              Cross Reference Sheet

              Form S-3 Item No. and Caption            Prospectus Caption


1.         Forepart of the Registration Statement
           and Outside Front Cover Page of
           Prospectus...........................     Outside Front Cover Page

2.         Inside Front and Outside Back Cover
           Pages of Prospectus..................     Inside Front Cover;
                                                     Outside Back Cover Page

3.         Summary Information, Risk Factors and
           Ratio of Earnings to Fixed Charges...     Offering Summary;
                                                     The Company; the
                                                     Exchange; Risk Factors

4.         Use of Proceeds......................     Use of Proceeds

5.         Determination of Offering Price......     Not Applicable

6.         Dilution.............................     Not Applicable


7.         Selling Security Holders.............     Selling Shareholders


8.         Plan of Distribution.................     Outside Front Cover Page;
                                                     Plan of Distribution

9.         Description of Securities
           to be Registered.....................     The Securities

10.        Interest of Named Experts and Counsel     Not Applicable

11.        Material Changes.....................     Not Applicable

12.        Incorporation of Certain Information
           by Reference.........................     Incorporation of Certain
                                                     Documents by Reference

13.        Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities..........................     Not Applicable

                  SUBJECT TO COMPLETION, DATED JANUARY 26, 1999



PROSPECTUS


                            TOPS APPLIANCE CITY, INC.


                                     $97,500
                   6 1/2% Convertible Subordinated Debentures
                                    due 2003
                  (Interest Payable February 28 and August 31)

                        6,960,006 Shares of Common Stock





           This Prospectus relates to (a) $97,500 aggregate principal amount of the Company's 6 1/2% Convertible Subordinated Debentures due 2003 issued on September 1, 1997 (the "Debentures"),(b) 55,715 shares of Common Stock, no par value, of the Company (the "Issuable Shares"), issuable upon the exercise of the conversion right provided by the Debentures, (c) 4,337,143 shares of Common Stock, no par value, of the Company (the "Converted Shares"), issued to Bay Harbour Management, L.C., or its managed accounts (collectively, "Bay Harbour"), and Robert D. Carl, III ("Carl"), respectively, which shares of Common Stock were issued upon the conversion of Debentures by Bay Harbour and Carl, (d) 500,000 shares of Common Stock, no par value, of the Company (the "Third Party Shares"), purchased by Bay Harbour in private transactions from shareholders of the Company, which Third Party Shares are not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act")and (e) 2,067,148 shares of Common Stock, no par value, of the Company (the "Private Placement Shares"), purchased by Bay Harbour from the Company in a private placement, which Private Placement Shares are not registered pursuant to the Securities Act (the Issuable Shares, the Converted Shares, the Third Party Shares and the Private Placement Shares are hereinafter referred to collectively as the "Shares" and the Converted Shares, the Third Party Shares and the Private
Placement Shares are hereinafter referred to collectively as the "Issued Shares"). The Private Placement Shares include 1,400,000 shares of Common Stock which were issued to Bay Harbour in exchange for the proceeds of the private placement and 667,148 shares of Common Stock which were issued to Bay Harbour as an adjustment in connection with the private placement as a result of the decrease in the price of the Company's Common Stock following the closing of the private placement.

           The Debentures and the Shares that are being registered hereby are to be offered for the account of the holders thereof, who are the Debenture Holders as set forth on page 17 of this Prospectus, Bay Harbour accounts, and Carl, all of whom are referred to collectively in this Prospectus as the "Selling Shareholders."

           The Debentures are convertible into Common Stock of the Company after February 28, 1999 at a conversion price of $1.75 per share (equivalent to 571.42857 shares per $1,000 principal amount of Debentures). On January 21, 1999 the last reported sale price of the Common Stock of the Company on the NASDAQ National Market System (where it trades under the symbol TOPS) was $2.188 per share.

           The Debentures are redeemable at the option of the holder upon a Change in Control (as defined in the Indenture), subject to certain conditions, at 101% of the principal amount thereof plus accrued interest, and under certain other circumstances. The Debentures are unsecured obligations of the Company and subordinate in right of payment to all existing and future Senior Indebtedness (as defined in the Indenture) of the Company. At January 21, 1999, the aggregate amount of Senior Indebtedness of the Company was approximately $49,395,000. The Debentures will rank pari passu with the 6 1/2% Convertible Subordinated
Debentures due 2003 issued on November 30, 1993 in respect of payment of principal and interest.

           The Debentures are traded in the Private Offering, Resales and Trading through the Automated Linkages ("PORTAL") Market. The Company does not intend to list the Debentures on any national securities exchange. It may be unlikely that a secondary market in the Debentures themselves (as opposed to the Shares) will develop.

           See "Risk Factors" at page 11 for a discussion of certain factors that should be considered in connection with an investment in the Debentures and the Shares.



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The Debentures and the Shares are being registered to permit secondary trading of the Debentures and the Issued Shares and, upon conversion, the Issuable Shares, by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expense (other than underwriting discounts, selling commissions and fees and the expenses of counsel and other advisors to holders of the Debentures or the Shares) in connection with the registration and sale of the Debentures and the Shares covered by this Prospectus.




           The Company anticipates that holders of the Shares may sell all or a portion of the Shares from time to time on the NASDAQ National Market System, and may sell Debentures or Shares through a broker or brokers or in the over-the-counter market at prices prevailing on such exchange or the over-the-counter market, as appropriate, at the times of such sales. Holders of Debentures or Shares may also make private sales directly or through such broker or brokers. Brokers participating in such transactions will receive customary brokerage commissions from sellers of Debentures or Shares. In effecting sales, brokers or dealers engaged by holders of Debentures or Shares may arrange for other brokers or dealers to participate. In connection with such sales, holders of Debentures or Shares and brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

                 The date of this Prospectus is January 26, 1999

         No dealer, salesperson or other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debentures, the Issued Shares or the Issuable Shares into which the Debentures may be converted, to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.



                              AVAILABLE INFORMATION

           Tops Appliance City, Inc. (the "Company") is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The
Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and the address for such site is http://www.sec.gov. The Company's Common Stock is quoted on the NASDAQ National Market System, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C.


           The Company has filed with the Commission a registration statement on Form S-3 (copies of which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission, together with all amendments and exhibits, referred to as the
"Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the
Commission.   For  further   information,   reference  is  hereby  made
to  the  Registration  Statement  and  the  exhibits  thereto.   Statements
contained in this Prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus, except as otherwise superseded or modified herein:

     (a) The Company's Annual Report on Form 10-K/A for the year ended December 30, 1997.

     (b) The Company's Proxy Statement for its Annual Meeting of Stockholders held on June 29, 1998.


     (c) The Company's Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 1998, June 30, 1998 and September 29, 1998.


     (d) The Company's Current Reports on Form 8-K dated February 9, 1988, April 8, 1998 and July 14, 1998.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on June 3, 1992, as amended (Registration No. 33-48326).

     (f) The description of the Company's 6 1/2% Convertible Subordinated Debentures due 2003 and the section entitled "ERISA Considerations" contained in the Company's Registration Statement on Form S-3 filed on February 10, 1994, as amended (Registration No. 33-75110).

     (g) All documents subsequently filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.


     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will furnish without charge to each person to whom this Prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (including the exhibits to such documents). Requests for such copies should be directed to:

                            TOPS APPLIANCE CITY, INC.
                               45 Brunswick Avenue
                            Edison, New Jersey 08818
                            Attention: Richard Jones
                             Chief Executive Officer
                                 (732) 248-2850

                                OFFERING SUMMARY

           The following summary is qualified in its entirety by the detailed information appearing, and the financial statements incorporated by reference, elsewhere in this Prospectus.


                                   THE COMPANY

           Tops Appliance City, Inc. ("Tops" or the "Company") is a leading retailer of home appliances and consumer electronics in New Jersey and New York, serving a customer base within the Greater New York Metropolitan Area. The Company operates 9 retail megastores, ranging in size from 43,000 to 120,000 square feet, in heavily populated areas in New Jersey and in New York. The
Company also operates a commercial division, selling to small independent retailers, builders and landlords, corporate buying groups and clubs and others. Tops' stores display a broad selection of high quality, nationally recognized brand names in each of its product categories. The Company's primary products include major appliances (such as refrigerators, washers and dryers), televisions, VCRs, camcorders, air-conditioners, consumer electronics, audio equipment, personal computers, small electronic appliances, vacuum cleaners, seasonal goods, home fitness products, housewares, related accessories and extended service plans.


                                THE 1997 EXCHANGE

           Pursuant to a Debenture Exchange Agreement, dated as of August 20, 1997, between the Company and BEA Associates, a New York partnership ("BEA"), as agent for certain holders of the Company's 6 1/2% Convertible Subordinated Debentures due 2003 issued on November 30, 1993 (the "1993 Debentures"), the Company issued $7,687,500 of new debentures (the "Debentures") for $15,375,000 of the 1993 Debentures. The Company has been advised that the parties to that exchange, with the exception of ABT Co., Incorporated, Retirement Plan ("ABT") and Gordon Bennett ("Bennett"), transferred all of the Debentures to Bay Harbour and Carl and that BEA is no longer agent for any holder of any of the Debentures. To the best knowledge of the Company, BEA was the discretionary money manager for the holders of the 1993 Debentures who exchanged them for Debentures pursuant to certain written advisory agreements between BEA and each such holder and had the discretionary authority to transfer any or all of the Debentures. Bay Harbour and Carl, pursuant to certain Conversion Agreements with the Company, dated July 16, 1998 and May 8, 1998, respectively, converted $7,590,000 principal amount of the Debentures into 4,337,143 shares of Common Stock at a conversion price of $1.75 per share.

                                DEBENTURE HOLDERS

           The Debentures are being registered pursuant to the terms of the Debenture Exchange Agreement dated as of August 20, 1997 between the Company and BEA. The Debentures are held by ABT ($62,500) and Bennett ($35,000).


                              THE PRIVATE PLACEMENT


           The Company issued 1,400,000 shares of Common Stock to Bay Harbour on July 20, 1998 in exchange for $5,040,000 pursuant to the terms of a Share Purchase Agreement (the "Share Agreement"), dated as of July 16, 1998, between the Company and Bay Harbour, and the Company subsequently issued an additional 667,148 shares of Common Stock to Bay Harbour in connection with the private placement as an adjustment because of the decrease in the price of the Company's Common Stock following the closing of the private placement(the "Private Placement"). The shares of Common Stock issued in connection with the Private Placement were not registered pursuant to the Act, but the Company agreed to use its best efforts to cause such shares of Common Stock to be registered pursuant to the Act.


                            THIRD-PARTY TRANSACTIONS


           In certain private transactions between Bay Harbour and certain holders of Common Stock of the Company, Bay Harbour acquired 500,000 shares of Common Stock of the Company for $3.00 per share, or $1,500,000 in the aggregate. As a condition of Bay Harbour entering into the Conversion Agreement to convert the Debentures held by Bay Harbour into Common Stock, the Company agreed to use its best efforts to cause shares of Common Stock acquired by Bay Harbour in such private transactions to be registered pursuant to the Act.


                                   DEFINITIONS



           Capitalized terms not defined herein have the respective meanings assigned to such terms in the 1994 Registration Statement (as hereinafter defined).

                                  THE OFFERING


                                 The Debentures

Securities Offered.............    $97,500 principal amount of 6 1/2%
                                   Convertible Subordinated Debentures due 2003 of the Company.


Interest Payment Dates.........    6 1/2% per annum payable semi-annually on
                                   February 28 and August 31, commencing
                                   February 28, 1998.


Conversion Rights..............    The Debentures are convertible into Issuable
                                   Shares after February 28, 1999 at
                                   a conversion price of $1.75 per share.
                                   Accordingly, each $1,000 principal amount of Debentures is convertible into
                                   571.42857 shares of the Company's common stock, subject to adjustment, or an aggregate of 55,715 shares, representing approximately 0.4% of the Company's outstanding Common Stock on a fully diluted basis.


Redemption at the Option of
the Holder..................       If a Redemption Event occurs, subject to
                                   certain conditions, each holder shall
                                   have the right, at the holder's option, to require the Company to purchase all or any part of such holder's Debentures at 101% of the principal amount thereof plus accrued interest.

Change of Control.............     Upon a Change of Control, the Company will be
                                   required to make an offer to purchase the aggregate principal amount of the Debentures then outstanding at 101% of the principal amount thereof, plus accrued interest to the date of purchase.

Subordination.................     The Debentures are subordinate in right of
                                   payment to all existing and future Senior
                                   Indebtedness. The Debentures do not limit or restrict the Company's ability to incur any additional Indebtedness.


Use of Proceeds...............     The Debentures and, upon conversion of the
                                   Debentures, the Issuable Shares, are not owned by the Company; accordingly, the Company will receive none of the proceeds from the sale thereof.

ERISA Considerations..........     The Debentures may be sold or transferred to
                                   employee benefit plans only under certain circumstances. See "ERISA Considerations" as contained in the Company's Registration
                                   Statement on Form S-3 filed on February 10,
                                   1994, as amended, (Registration Statement No.
                                   33-75110)(the "1994 Registration Statement").
                                   In addition, transfers of the Debentures are subject to certain restrictions.



                                The Common Stock


Securities Offered  ..............  6,960,006 shares of Common Stock, no par value, of the Company

Use of Proceeds     ..............  The Company did not receive any proceeds
                                    from the conversion of Debentures
                                    into the Converted Shares or of the
                                    purchase by Bay Harbour of the Third Party
                                    Shares.  The Company does not own the
                                    Issued Shares and will not receive any
                                    proceeds from this sale.  The Company
                                    received $5,040,000 as a result of the
                                    Private Placement and the issuance of the Private

                                    Placement Shares.  The Company
                                    used the net proceeds from the issuance of the Private Placement Shares for working capital and capital expenditures for new stores.


NASDAQ National Market
  System Symbol    ..............   TOPS


                                  RISK FACTORS


           In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Debentures or the Shares offered by this Prospectus.


Going Concern Status


           In the Company's annual report (Form 10-K) for the year ended December 31, 1996, the report of the Company's independent auditors, Ernst & Young LLP, contained therein, contained an explanatory paragraph with respect to the uncertainty of the Company's ability to continue as a going concern. The Company reported operating losses for fiscal year 1997 and for the quarter ended March 31, 1998, which were significantly less than the operating losses for fiscal year 1996 and for the quarter ended April 1, 1997, respectively. The
Company reported operating income for the quarters ended June 30, 1998 and September 29, 1998. The Company is taking steps to improve its operating performance, however, no assurances can be given that such steps will be effective. In the Company's annual report (Form 10-K/A) for the year ended December 30, 1997, the report of the Company's independent accountants, Arthur Andersen, LLP, contained therein, did not contain any statement concerning the Company's ability to continue as a going concern.


Future Growth

           The Company has experienced flat or declining comparable store sales for the past five years. This sales performance was mostly attributable to the continuing weak retail environment in the appliance and electronics industries and increased competition. This competitive environment has put pressure on gross margins as retailers focus on maintaining market share. In addition, the recent demand for consumer electronics has decreased due to the lack of new products brought to market. Research also indicates that high consumer debt levels have also reduced consumer spending on nonessential  items.  The fiscal
periods ending December 30, 1997 and December 31, 1996 were also severely impacted by the unseasonably cooler weather in the northeast during the summer months which affected sales of room air conditioners. Substantial price deflation in video and home office products also contributed to the weak sales performance. The Company believes that increases in comparable store sales are dependent upon the effectiveness of the Company's merchandising and marketing strategies and on the Company opening new stores. New store openings are dependent on the Company's ability to identify and finance new locations on acceptable terms and to hire appropriate store personnel. There can be no assurances that the Company will be able to open or operate new stores on a timely or profitable basis or that comparable store sales will increase in the future.


Year 2000 Readiness

           The Company has initiated a program to prepare the Company's computer systems and applications for the year 2000. This is necessary because computer programs have been written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process normal business transactions. In addition, many of the Company's vendors and service providers are also faced with similar issues related to the year 2000.

           In connection with the Company's programs related to year 2000, management has assessed the Company's information systems, including its hardware and software systems and embedded systems contained in the Company's stores, distribution facilities and corporate headquarters. Based on the findings of this assessment, the Company has commenced a plan to upgrade or replace the Company's hardware or software for year 2000 readiness as well as to assess the year 2000 readiness of the Company's vendors and service providers. In addition, the Company's management is currently formulating contingency plans, which, in the event that the Company is unable fully to achieve year 2000 readiness in a timely manner, or any of the Company's vendors or service providers fails to achieve year 2000 readiness, may be implemented to minimize the risks of interruptions of the Company's business.

           Based on its assessment to date of the year 2000 readiness of the Company's vendors, service providers and other third parties on which the Company relies for business operations, the Company believes that the Company's principal vendors, service providers and other third parties are taking action for year 2000 compliance. However, the Company has limited ability to test and control such third parties' year 2000 readiness, and the Company cannot provide assurance that failure of such third parties to address the year 2000 issue will not cause an interruption of the Company's business.

           The Company has committed significant resources in connection with resolving its year 2000 issues. The Company expects that the principal costs will be those associated with the remediation and testing of its computer applications. The Company estimates that the total costs associated with implementing year 2000 readiness will be approximately $2.0 million, consisting of system replacement costs of $1.0 million, and equipment replacement of $1.0 million. The Company anticipates that it will finance the cost of its year 2000 remediation.

           The Company expects to complete its year 2000 remediation by October 1999. However, the Company's ability to execute its plan in a timely manner may be adversely affected by a variety of factors, some of which are beyond the Company's control including turnover of key employees, availability and continuity of consultants and the potential for unforeseen implementation problems. The Company's business could be interrupted if the year 2000 plan is not implemented in a timely manner, if the Company's vendors, service providers or other third parties are not year 2000 ready or if the Company's contingency plans are not successful. Based on current available information, and although no assurance can be given, the Company does not believe that any such interruptions are likely to have a material adverse effect on the Company's results of operation, liquidity or financial condition.


Control by Current Shareholders


           Leslie S. Turchin owns 2,217,859 shares of Common Stock, constituting approximately 16.5% of the Company's outstanding Common Stock, The Westinghouse Electric Corporation Master Trust owns 2,236,638 shares of Common Stock, constituting approximately 16.6% of the Company's outstanding Common Stock and Bay Harbour owns 6,305,000 shares of Common Stock, constituting approximately 46.8% of the Company's outstanding Common Stock. As a result, these three shareholders are able to control the election of the Company's Board of Directors and thereby direct the policies of the Company. The Common Stock does not have cumulative voting rights.


Competition

           The Company operates in a highly competitive marketplace. The Company faces competition for customers from specialty and traditional department stores, other retailers and, in some product lines, warehouse clubs. Some of these competitors are units of large or regional chains that may have greater financial and other resources than the Company. One such competitor is Circuit City, a national retailer of consumer electronics, music and appliances, which recently entered the Company's marketplace. The Company does not anticipate that such entrance by Circuit City will have a negative material effect on the

Company. The Company does not believe that there are any major barriers to competitors entering into the Company's marketplace. If any of the Company's major competitors seek to gain or retain market share by reducing prices, the Company may be required to reduce its prices and thereby reduce its gross margins and profitability. In addition, if the Company expands outside its traditional geographic region, its success will depend in part on its ability to gain market share from established competitors. One of the Company's leading competitors, Nobody Beats the Wiz, Inc. ("The Wiz"), filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Cablevision subsequently purchased the business of The Wiz. The Company does not believe that The Wiz bankruptcy filing or subsequent sale of its business have had, or will have, a negative material effect on the Company.

Seasonality and General Economic Conditions

           The Company's business is affected to a certain extent by a pattern of seasonality. Historically, the Company's sales have been greater in the fourth quarter, which includes the Christmas selling season, than in any other quarter. The Company also generally experiences an increase in sales during May through August due to air conditioner sales, and the timing and amount of the increase are largely dependent upon weather conditions. The Company's sales are also generally lowest in the first quarter. The Company experienced net losses in fiscal years 1995 and 1996. Similar to other retail businesses, the Company's operations may be affected adversely by unfavorable local, regional or national economic developments which result in reduced consumer spending in the markets served by its stores. If the Company's sales were to be substantially below those normally experienced during the summer months or during the Christmas selling season, the Company's operating results would be affected in an adverse and disproportionate manner.

Extended Service Contracts

           Approximately 4.5% to 5% of the Company's net sales and service revenues in each of the past five years consist of revenues earned from the sale of extended service plans. The Company's gross margins with respect to such sales exceed the Company's gross margins from the sale of products. Unlike many of its competitors, the Company sells these contracts on a non-recourse basis to a third party administrator that is required to maintain insurance to guarantee the performance under the Company's extended service contracts program. As a result of their contribution to
                                       14
profitability, a reduction in the Company's revenues from extended service contracts could have a disproportionate effect on the Company's operating results.

Certain Anti-Takeover Effects

           The Company's Certificate of Incorporation and By-Laws include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that shareholders might consider in their best interests. These provisions include a classified Board of Directors consisting of three classes as nearly equal in number as possible, Board of Directors' authorization to issue up to 20,000,000 shares of preferred stock in one or more series with such rights, obligations and preferences as the Board of Directors may provide, a provision under which only the Board of Directors may call meetings of shareholders, and certain advance notice procedures for nominating candidates for election to the Board of Directors.

Absence of Public Market

           There is no existing market for the Debentures and there can be no assurance as to the liquidity of any markets that may develop for the Debentures. Future trading prices of the Debentures will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, the price of the Company's Common Stock and the market for similar securities. The Debentures are traded in the PORTAL Market; however, the Company does not intend to apply for listing of the Debentures on any securities exchange.

Subordination


           The Debentures are subordinate in right of payment to all Senior Indebtedness of the Company. At January 21, 1999, the Company's outstanding Senior Indebtedness was approximately $49,395,000 million. By reason of such subordination of the Debentures, in the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company or upon a default in payment with respect to any indebtedness of the Company or an event of default with respect to such indebtedness resulting in the acceleration thereof, the assets of the Company will be available to pay the amounts due on the Debentures only after all Senior Indebtedness of the Company has been paid in full.

                 Consolidated Ratio of Earnings to Fixed Charges


      Year Ended December 30 or 31               Nine Months Ended
-------------------------------------------      -----------------
1993      1994      1995      1996    1997       9/30/97  9/29/98
----      ----      ----      ----    ----       -------  -------
2.8       (1)       (1)       (1)      (1)       (2)      (2)


     (1) Earnings for the years ended December 27, 1994, December 26, 1995, December 31, 1996 and December 30, 1997 were inadequate to cover fixed charges. Additional earnings of $2.2 million, $3.2 million, $21.4 million and $7.1 million, respectively, would have been required to bring the ratio to 1.0 in the respective periods


     (2) Earnings for the nine-month periods ended September 29, 1998 and September 30, 1997 were inadequate to cover fixed charges. Additional earnings of $3.9 million and $8.3 million, respectively, would have been required to bring the ratio to 1.0.



                                 THE SECURITIES

The Debentures


           The Company has incorporated the description of the 1993 Debentures contained in the 1994 Registration Statement. The description contained therein is accurate in all material respects except for the following:


           1. The price at which the Debentures may be converted into Shares is $1.75 per share. Any such conversion may not occur prior to February 28, 1999 unless agreed to by the Company in accordance with all applicable laws.


           2. Upon conversion of Debentures into Shares, in the event that BEA owns, beneficially or otherwise, in excess of 12.5% or 25%, respectively, of the outstanding common stock of the Company, BEA shall have the right to designate one or two directors of the Company, as the case may be.

           3. The Debentures have not been issued under the Indenture (as such term is defined in the 1994 Registration Statement). However, all terms of the Indenture apply to the Debentures except that the trustee under the Indenture has no authority, power or obligation with respect to the Debentures and no registrar or paying agent exists with respect to the Debentures.

           4. The Debentures rank pari passu with the 1993 Debentures in respect of the payment of principal and interest.


           5. The Company has no right to effect an optional redemption of the Debentures.

           6. In the event that a third party offers to purchase all of the common stock of the Company or the securities of the Company held by BEA, beneficially or otherwise, at a price in excess of $1.75 per share and the Company's board of directors rejects such an offer, BEA has the right to convert any Debentures which it then holds, beneficially or otherwise, and sell all of the common stock of the Company which it then holds, beneficially or otherwise, to such third party; provided, however, that the Company has thirty (30) days prior to the sale of any such common stock to such third party to purchase such common stock from BEA upon the same terms and conditions as are offered to BEA.

The Common Stock

           The Company has incorporated the description of the Common Stock contained in the Company's Registration Statement on Form S-1 filed on June 3, 1992, as amended (Registration No. 33-48326).

                                 USE OF PROCEEDS


           The Company will not receive any proceeds from the issuance of the Debentures nor will it receive any proceeds from the conversion of the Debentures into Issuable Shares. The Company also did not receive any proceeds from the conversion of Debentures into the Converted Shares or of the purchase by Bay Harbour of the Third Party Shares. The Company received $5,040,000 as a result of the Private Placement and the issuance of the Private Placement Shares. The Company used the net proceeds from the issuance of the Private Placement Shares for working capital and capital expenditures for new stores.

                              SELLING SHAREHOLDERS

           The following sets forth certain information with respect to the Selling Shareholders, none of whom has ever held any position or office with the Company or has had any other material relationship with the Company.



                                Principal Amount of             Principal Amount of         Debentures to be Held
                                Debentures Before               Debentures to be            After Offering
             Name               Offering                        Offered
---------------------------     ---------------------            ------------------         ----------------------

ABT Co., Incorporated
Retirement Plan                            $62,500                       $62,500                 0

Gordon Bennett                             $35,000                       $35,000                 0






Name of Selling Shareholder             Shares Owned Before      Shares to be         Shares to be Owned After
                                        Offering                 Offered              Offering
---------------------------             -------------------      -------------        ------------------------

ABT Co., Incorporated
 Retirement Plan                             35,715               35,715                      0
Gordon Bennett                               20,000               20,000                      0
Bay Harbour Management, L.C.              6,047,148            6,047,148                      0
Robert D. Carl                              857,143              857,143                      0



                              PLAN OF DISTRIBUTION


           The Debentures and the Shares are being registered to permit public secondary trading of the Debentures and the Shares by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions and fees and the expenses of counsel and other advisors to holders of the Debentures or the Shares) in connection with the registration and sale of the Debentures and the Shares covered by this Prospectus.

           The Company anticipates that holders of Shares may sell all or a portion of the Shares from time to time on the NASDAQ National

Market System, and may sell Debentures or Shares through a broker or brokers or in the over-the-counter market at prices prevailing on such exchange or the over-the-counter market, as appropriate, at the times of such sales. Holders of Debentures or Shares may also make private sales directly or through such broker or brokers. Brokers participating in such transactions will receive customary brokerage commissions from sellers of Debentures or Shares. In effecting sales, brokers or dealers engaged by holders of Debentures or Shares may arrange for other brokers or dealers to participate. In connection with such sales, holders of Debentures or Shares and brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The Company does not intend to list the Debentures on any national securities exchange. It may be unlikely that a secondary market in the Debentures themselves (as opposed to the Shares) will develop.


                                  LEGAL MATTERS


           The legality of the Debentures and the Shares offered by this Prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.


                                     EXPERTS

           The consolidated financial statements of Tops Appliance City, Inc. appearing in the Company's annual report (Form 10-K/A) for the year ended December 30, 1997, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report therein, included therein and incorporated herein by reference, and the consolidated financial statements of Tops Appliance City, Inc. at December 31, 1996, and for each of the 2 years in the period then ended, appearing in the Company's annual report (Form 10-K/A) for the year ended December 30, 1997, were audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the uncertainty of the Company's ability to continue as a going concern), included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of the Company since the date hereof.


  TABLE OF CONTENTS
                        Page


Available Information    4
Incorporation of
 Certain Documents
 by Reference .......    5
Offering Summary ....    7
The Company .........    7
The Offering ........    9
Risk Factors ........   11
Use of Proceeds .....   17
Plan of Distribution    18
Legal Matters .......   19
Experts .............   19




                                 TOPS APPLIANCE
                                   CITY, INC.







                           $97,500 6 1/2% Convertible
                             Subordinated Debentures
                                    due 2003


                               6,960,006 Shares of
                                  Common Stock











                                   PROSPECTUS




                                January 26, 1999

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

           The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item                                                    Amount

Securities and Exchange Commission Registration Fee  $ 3,816.12
Printing and Engraving Expenses                            0.00
Accountants' Fees and Expenses                        25,000.00
Legal Fees and Expenses                               50,000.00
Miscellaneous                                            170.68
     Total                                          $ 78,986.80
                                                    ===========


Item 15.   Indemnification of Directors and Officers.

           The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Form S-1 Registration Statement No. 33-48326 is incorporated herein by reference.

Item 16.   Exhibits.

    Exhibit Number                    Description of Document



           4 Specimen of stock certificate for shares of Common Stock; Incorporated by reference from Form S-1 filed June 3, 1992, Registration No. 33-48326.

           4.2 Specimen of Certificate for Debentures - incorporated by reference from Exhibit 10.34 of Form 10-K for year ended December 30, 1997.

           5 Form of Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP - page II-10.

           10.34 Debenture Exchange Agreement dated August 20, 1997 between the Registrant and BEA Associates incorporated by reference from Exhibit 10.34 of Form 10-K/A for year ended December 30, 1997.

           10.36 Conversion Agreement dated May 8, 1998 between the Registrant and Robert D. Carl, III - page II-12.

           10.37           Conversion  Agreement dated  July  16,  1998  between
                           the   Registrant   and  Bay  Harbour Management, L.C.
                           - page II-15.

           10.38 Share Purchase Agreement dated July 16, 1998 between the Registrant and Bay Harbour Management, L.C.
                           - page II-26.


           23.1            Consent of Arthur Andersen LLP - Page II-7

           23.2            Consent of Ernst & Young LLP - Page II-8


           23.3 Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP (included in Exhibit 5)


Item 17.   Undertakings.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on the 18th day of January, 1999.


                                                   TOPS APPLIANCE CITY, INC.


                                                By:/s/ Thomas L. Zambelli
                                                   -----------------------------
                                                   Thomas L. Zambelli
                                                   Chief Financial Officer


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                          Title                            Date
------------------------   ----------------------------------   ----------------


*Robert G. Gross           Director                           January 18, 1999
------------------------
Robert G. Gross

/s/Thomas L. Zambelli      Executive Vice                     January 18, 1999
------------------------   President, Secretary,
Thomas L. Zambelli         Director, and Chief
                           Financial Officer
                           (Principal Financial Officer)

*Anthony L. Formica        Director                           January 18, 1999
------------------------
Anthony L. Formica

*John H. Hollands          Director                           January 19, 1999
------------------------
John H. Hollands

*Richard Jones             President, CEO and                 January 18, 1999
----------------------     Director (Principal
Richard Jones              Executive Officer)

/s/Douglas P. Teitelbaum   Director                           January 14, 1999
------------------------
Douglas P. Teitelbaum

/s/Steven A. Van Dyke      Director                           January 14, 1999
----------------------
Steven A. Van Dyke

/s/Walter A. Jones         Director                           January 15, 1999
----------------------
Walter A. Jones


*By:/s/ Thomas L. Zambelli  Attorney-in-Fact                  January 18, 1998
---------------------------
Thomas L. Zambelli

                                  EXHIBIT INDEX

    Exhibit Number             Description of Document                          Page
    --------------             -----------------------                          ----



          5                Form of Opinion of Greenbaum,
                           Rowe, Smith, Ravin Davis & Himmel LLP                II-10

         10.36             Conversion Agreement dated May 8, 1998
                           between the Registrant and
                           Robert D. Carl, III                                  II-12

         10.37             Conversion  Agreement dated July 16, 1998
                           between the Registrant and Bay Harbour
                           Management, L.C.                                     II-15

         10.38             Share Purchase Agreement dated
                           July 16, 1998 between the Registrant
                           and Bay Harbour Management, L.C.                     II-26

         23.1              Consent of Arthur Andersen LLP                       II-8

         23.2              Consent of Ernst & Young, LLP                        II-9

         23.3              Consent of Greenbaum, Rowe, Smith,
                           Ravin, Davis & Himmel LLP (included in               II-10
                           Exhibit 5

         24                Power-of-Attorney                                    II-7



                                   EXHIBIT 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Zambelli his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                          Title                          Date
---------                          -----                          ----




/s/Douglas S. Teitelbaum         Director                    January 14, 1999
-------------------------
Douglas S. Teitelbaum


/s/Steven A. Van Dyke            Director                    January 14, 1999
-------------------------
Steven A. Van Dyke


/s/Walter A. Jones               Director                    January 15, 1999
-------------------------
Walter A. Jones

                                  EXHIBIT 23.1

                         Consent of Independent Auditors



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 1998, included in Tops Appliance City, Inc.'s Form 10-K/A for the year ended December 30, 1997 and to all references to our Firm included in this registration statement.

                             /s/ Arthur Andersen LLP



Roseland, New Jersey
January 15, 1999

                                  EXHIBIT 23.2

                         Consent of Independent Auditors




         We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus of Tops Appliance City, Inc. for the registration of $97,500 aggregate principal amount of the Company's 6-1/2% Convertible Subordinated Debentures and 6,960,006 shares of its Common Stock and to the incorporation by reference therein of our report dated April 15, 1997 with respect to the consolidated financial statements and schedule of Tops Appliance City, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 30, 1997, filed with the Securities and Exchange Commission.


                             /s/ Ernst & Young, LLP



MetroPark, New Jersey
January 14, 1999

 ___________, 1999
 Page  1


                                      II-1
                                    EXHIBIT 5

                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                                  P.O. Box 5600
                            Woodbridge, NJ 07095-0988




                                 ________, 1999



Tops Appliance City, Inc.
45 Brunswick Avenue
Edison, New Jersey  08818

                          Re: Tops Appliance City, Inc.

Gentlemen:


         We have acted as counsel to Tops Appliance City, Inc., a New Jersey corporation (the "Company"), in connection with the filing by the Company of a Registration Statement (the "Registration Statement")on Form S-3 (Registration No. 333-44229), covering the registration of $97,500 6 1/2% Convertible Subordinated Debentures due 2003 (the "Debentures") and 6,960,006 shares of common stock, no par value per share, (the "Common Stock")(the Debentures and the Common Stock are collectively the "Securities"). We have been asked to issue an opinion as to whether the Securities being registered will, when sold be, or are, legally issued, fully paid, non-assessable, and binding obligations of the Company. Capitalized terms contained herein and not defined herein shall have the meaning assigned to such term as contained in the Registration Statement.


         As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.


 ___________, 1999
 Page  1


         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.


         Based solely upon and subject to the foregoing, we are of the opinion that:

          (1) The Debentures being registered by the Company are legally issued, fully paid, non-assessable, and binding obligations of the Company.

          (2) The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon conversion, and when issued upon conversion in accordance with the terms of the Debentures, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

          (3) The Issued Stock has been validly issued and is fully paid and non-assessable, and the issuance of the Issued Stock by the Company is not subject to any preemptive or similar rights.


         We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                Very truly yours,

                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP

                                  EXHIBIT 10.2

                              CONVERSION AGREEMENT



     THIS CONVERSION AGREEMENT, dated the 8th day of May, 1998, by and between Tops Appliance City, Inc., a New Jersey corporation having an address at 45 Brunswick Avenue, CN 14, Edison, New Jersey 08818 ("Tops"), and Robert D. Carl, III, a resident of the State of Tennessee having an address at 8300 Dunwoody Place, Suite 209, Atlanta, Georgia 30350 ("Holder").

                              W I T N E S S E T H:

     WHEREAS, Tops issued certain 6-1/2% Convertible Subordinated Debentures due 2003 (the "Debentures") pursuant to a Debenture Exchange Agreement, dated as of August 20, 1997, between Tops and BEA Associates, a New York partnership (the "Exchange Agreement"); and

     WHEREAS, Holder is the beneficial owner of $1,500,000 in principal of the Debentures; and

     WHEREAS, the Debentures may, at the option of the Holder, be converted into common stock of Tops (the "Common Stock") at a conversion price of $1.75 per share (the "Conversion Price") after February 28, 1999; and

     WHEREAS, Tops has agreed to permit Holder to convert the Debentures into Common Stock at the Conversion Price in accordance with the terms and conditions of this Agreement; and

     WHEREAS, Holder has agreed to convert the Debentures into Common Stock at the Conversion Price in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, intending to be legally bound, and in exchange for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. At the time set forth in Paragraph 2 hereof, Holder agrees to convert (the "Conversion") $1,500,000 in principal of the Debentures into Common Stock at the Conversion Price with the debt represented by the Debentures being cancelled, subject to Paragraph 2 hereof.

     2. Holder's and Tops' obligations in Paragraph 1 hereof are subject to the approval by both the Board of Directors and common stockholders of Tops of the conversion of all or any part of the Debentures into Common Stock. The Conversion shall occur immediately following the receipt of all approvals as provided in this Paragraph without further action being required by Holder or Tops, and upon the Conversion, Holder agrees immediately to return to Tops the certificate(s) respecting the Debentures held by Holder, duly endorsed to Tops for transfer.

     3. Upon the Conversion, Tops shall immediately pay to Holder all accrued and unpaid interest respecting one-half (1/2) or Seven Hundred Fifty Thousand ($750,000) in principal amount of the Debentures which were so converted. In addition, and as consideration to Holder for agreeing to convert the Debentures as provided herein, (i) on August 31, 1998, Tops shall pay to Holder an amount equal to Twenty-Four Thousand Three Hundred Seventy-Five ($24,375) Dollars and
(ii) on February 28, 1999, Tops shall pay to Holder an amount equal to Twenty-Four Thousand Three Hundred Seventy-Five ($24,375) Dollars.

     4. Tops acknowledges that it caused a registration statement on Form S-3 to be filed with the Securities and Exchange Commission on or about January 14, 1998 to register the Debentures and the common stock of Tops issuable upon conversion of the Debentures under the Securities Act of 1933, as amended (the "Act"). Tops agrees to hereafter use its best efforts to cause such registration statement to become effective under the Act such that the Common Stock shall be registered.

     5. Tops hereby represents to Holder that this Agreement constitutes the legal and binding obligation of Tops, enforceable against Tops in accordance with its terms.

     6. Holder represents to Tops that: (i) this Agreement constitutes the binding obligation of Holder, enforceable against Holder in accordance with its terms; and (ii) Holder is the lawful and beneficial owner of the Debentures free and clear of any lien, security interest, pledge, or other encumbrance with full and complete right to convert the Debentures as provided herein.

     7. This Agreement constitutes the entire agreement between Tops and Holder relating to the subject matter hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, may be amended only in writing signed by the parties hereto, and shall be governed by the laws of the State of New Jersey, excluding the conflict of law provisions of such state.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                       TOPS APPLIANCE CITY, INC.


                                     BY:/S/ Robert G. Gross
                                       -------------------------
                                       Robert Gross
                                       Chief Executive Officer


                                      /s/ Robert D. Carl, III
                                      ---------------------------
                                      Robert D. Carl, III

                                  EXHIBIT 10.3

                                  July 16, 1998


Mr. Doug Teitelbaum
Bay Harbour Management, L.C.
885 Third Avenue, 34th Floor
New York, NY 10022

Dear Mr. Teitelbaum:


     We understand that Bay Harbour Management, L.C., acting for its managed accounts ("Bay Harbour"), holds $6,090,000 aggregate principal amount of 6 1/2% Convertible Subordinated Debentures due 2003 with a $1.75 conversion price (such Debentures held by Bay Harbour being referred to herein as the "Debentures") of Tops Appliance City, Inc., a New Jersey corporation (the "Company"). To induce Bay Harbour to commit to convert the Debentures into common stock, no par value per share, of the Company ("Common Stock"), the Company has agreed that Bay Harbour may convert the Debentures upon the terms set forth in this letter. Bay Harbour agrees to convert such Debentures upon such terms to the extent provided herein.

     1. The Debentures shall be convertible into shares of Common Stock ("Conversion Stock") immediately upon approval of such conversion by the shareholders of the Company. The Company shall present the matter for approval by the shareholders on or before September 30, 1998, and shall use its best efforts to obtain such approval. Concurrently herewith, The Turchin Family Limited Partnership and The Westinghouse Pension Plan, who together hold greater than 51% of the outstanding Common Stock, have delivered to Bay Harbour letters in which they undertake to vote in favor of such approval. The conversion price of the Conversion Stock shall be $1.75 per share (the "Conversion Price"); provided that if, at any time after the date of this Agreement, the number of outstanding shares of Common Stock is (i) increased by a stock dividend or distribution payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination or reverse split of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, distribution, subdivision, split-up, combination or reverse split, the Conversion Price shall be adjusted to a new amount equal to the product of (A) the Conversion Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)) by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

     2. Bay Harbour agrees that, promptly after the Debentures become convertible under paragraph 1 and the other conditions set forth in this letter are satisfied, it will convert all of the Debentures into 3,480,000 shares of Conversion Stock (subject to any antidilution adjustments under the terms of the Debentures).

     3. The Company shall pay to Bay Harbour in cash at the time of conversion all accrued and unpaid interest on the Debentures being converted through the date of conversion.

     4.  The  Company  shall  pay  Bay  Harbour's  reasonable   out-of-pocket
expenses, including fees and disbursements of counsel, in connection with the conversion of the Debentures and the preparation and consummation of this letter (the "Legal Expenses"). The Company is paying, on the date hereof, a statement of Bay Harbour's counsel for estimated fees and disbursements through the date hereof.

     5. From and after the date of conversion of the Debentures and provided that Bay Harbour continues to hold at least 15% of the outstanding Common Stock, Bay Harbour shall have the right to nominate two directors to the Company's Board of Directors. The Board of Directors of the Company has duly appointed Bay Harbour's initial nominees to fill two newly created Board positions, effective upon the conversion of the Debentures as provided herein. Subject to the provisions hereof, at the time any vacancy arises in the two Board seats occupied by Bay Harbour nominees, the Company agrees to use its best efforts promptly to cause such vacancy to be filled by a new person nominated by Bay Harbour. Each individual nominated by Bay Harbour shall complete a questionnaire in the same form as has been executed by all other directors of the Company. The rights provided in this Paragraph shall be in addition to any other rights held by Bay Harbour to designate one or more directors to the Board of Directors of the Company.

     6. (a) If the Company or any of its subsidiaries shall receive, on or prior to the second anniversary of the date of this letter, a bona fide written offer (the "Offer") from a third party or parties (the "Offerors") to purchase or otherwise acquire any Designated Securities, then the Company shall, prior to accepting the Offer, make an offer (a "First Refusal Offer") to issue such Designated Securities to Bay Harbour upon the terms set forth in this paragraph 6; provided, that this paragraph 6 shall not apply to (i) any Offer received by the Company after Bay Harbour and its managed accounts no longer hold at least 15% of the outstanding Common Stock, or (ii) debt securities or equity securities having terms within a range which, not more than 60 days prior to the Company's receipt of the Offer in question, the Company proposed in writing for consideration by Bay Harbour and Bay Harbour stated in writing its lack of interest in participating in a financing in such range. The First Refusal Offer shall state that the Company proposes to issue such Designated Securities, include a copy of the Offer, disclose the name and address of the Offeror (or Offerors), and set forth such other information about the Offer and the Offeror (or Offerors) as may be available to the Company and reasonably necessary to understand the Offer.

     (b) "Designated Securities" means all (x) securities (other than convertible debt and other equity securities) evidencing indebtedness ("debt securities") and (y) shares of capital stock, options, warrants, or other rights to acquire such shares, and securities exchangeable or convertible into such shares or rights ("equity securities"), proposed to be issued by the Company or any subsidiary, other than:

          (i) debt securities the proceeds of which are to be used for working capital purposes and the maturity of which does not exceed one year;

          (ii) equity securities to be issued to any employee of, or supplier of goods or services or licensor to, the Company as full or partial consideration for employment services or under any bona fide supply, license, or similar business agreement or arrangement or under any Section 401(k) plan;

          (iii) equity securities to be issued as full or partial consideration in connection with any bona fide business or asset acquisition;

          (iv) equity securities issued as a stock dividend or upon any stock split or other subdivision or combination of shares of capital stock;

          (v) debt securities issued under any revolving credit facility secured by collateral having a fair market value equal to at least 100% of the principal amount of such debt from time to time outstanding;

          (vi) debt securities evidencing a mortgage financing secured by real estate having a fair market value equal to at least 100% of the principal amount of such debt;

          (vii) the issuance of equity securities of the Company to Bay Harbour pursuant to that certain Share Purchase Agreement between the Company and Bay Harbour, dated July 15, 1998; and

          (viii) the issuance of not more than 1,400,000 shares of Common Stock to any third party in an arms-length transaction.

     (c) Within 20 days (the "Acceptance Period") after delivery of the First Refusal Offer, Bay Harbour may deliver a notice (an "Acceptance Notice") to the Company stating that it exercises its right to purchase or otherwise acquire, upon the terms specified in the First Refusal Offer, (i) all of the Designated Securities specified in the First Refusal Offer or (ii) if there are two or more Offerors, the specific number of Designated Securities any single Offeror offered to purchase or acquire, unless such Offerors are acting in concert and the Offer by its terms is conditioned upon the issuance to the Offerors of all Designated Securities specified in the Offer. The closing of the purchase or other acquisition, upon the terms specified in the First Refusal Offer, by Bay Harbour of any Designated Securities shall take place at the offices of the Company within 10 days after the end of the Acceptance Period or at such time as is set forth in the Offer; provided, however, that the Acceptance Notice may state that the purchase or acquisition of the Designated Securities specified in the Acceptance Notice (if less than all of the Designated Securities specified in the First Refusal Offer) shall be conditioned upon the issuance of any remaining Designated Securities to the Offeror, in which case such purchase or acquisition shall be subject to, and shall take place simultaneously with, such issuance to the Offeror or Offerors.

     (d) If Bay Harbour does not exercise its rights as provided in this Paragraph with respect to all of the Designated Securities specified in the First Refusal Offer, then the remaining Designated Securities may be issued to the Offeror or Offerors upon the terms set forth in the Offer, provided that such issuance is bona fide and completed within 120 days after the end of the Acceptance Period. If such issuance is not completed within such 120-day period, the restrictions set forth in this Paragraph shall again become effective in full.

     7. The Company shall cause the Conversion Stock to be registered under a shelf registration statement filed with the Securities and Exchange Commission in accordance with the provisions of the attached Annex and shall comply with its obligations set forth therein. The within registration right shall also apply to all unregistered shares of Common Stock which Bay Harbour acquires from Turchin and/or Westinghouse (collectively the "Unregistered Shares"), provided, however, that Bay Harbour shall have the right to request that the Company cause any or all of the Unregistered Shares to be registered in accordance with Annex A only on one (1) occasion upon the delivery by Bay Harbour of written notice of such request to the Company which notice shall contain the number of shares of Common Stock to be registered and the date of delivery of such notice shall be the date on which the Company's time to file such registration statement shall begin.

     8. The Company hereby represents and warrants that:

     (a) This letter has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

     (b) The Conversion Stock has been duly authorized and, upon issuance pursuant thereto, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and is not and will not be subject to preemptive or any other similar rights of the shareholders of the Company or others; and the Conversion Stock has been duly reserved for issuance.

     (c) The execution, delivery and performance of this letter and the issuance and delivery of the Conversion Stock does not and will not violate or conflict with (i) any applicable provision of law, statute, rule or regulation, or, to the knowledge of the Company, any order, judgment or decree applicable to the Company of any court, arbitrator, governmental agency or the National Association of Securities Dealers, Inc., or (ii) the Company's certificate of incorporation or bylaws.

     (d) The Company's Form 10-K for the period ending December 30, 1997, and Form 10-Q for the period ending March 31, 1998 are correct and complete and do not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     9. Concurrently herewith the Company is delivering to Bay Harbour: (i) A certified resolution of the Company's Board of Directors authorizing the execution, delivery and performance of this letter and the issuance of the Conversion Stock in accordance herewith, reserving the Conversion Stock for issuance, and appointing Bay Harbour's initial nominees to the Board in accordance with Paragraph 5 above, (ii) certified copies of the Company's certificate of incorporation and bylaws, (iii) a certificate stating that the conditions specified in Paragraph 10 have been satisfied, (iv) an opinion of the Company's legal counsel as to the matters set forth in Paragraph 8(a) and (c), (v) payment in full of all Legal Expenses, and
(vi) such additional certificates and other documents as Bay Harbour may reasonably request.

     10. Bay Harbour's obligation to convert the Debentures pursuant to Paragraph 2 shall be subject to the following conditions precedent:

     (a) The representations and warranties of the Company set forth in Paragraph 8 shall be true and correct as if made as of the date of conversion, as evidenced by a certificate of the Company's Chief Executive Officer to such effect; and

     (b) Such conversion shall have been duly approved by the shareholders of the Company.

     (c) The Company shall have performed or complied with all of the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing.

     (d) The Company shall have obtained all consents, approvals, orders, authorizations of, and registrations and filings with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or NASDAQ, that are required to be obtained or made by the Company, in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby.

     (e) No action or proceeding by or before any Governmental Entity, or any other person shall be pending or to the Company's knowledge threatened challenging or seeking to restrain or prohibit the conversion of the Debentures or any of the other transactions contemplated by this Agreement or seeking to obtain damages from Bay Harbour (or any of its affiliates) in connection with the conversion of the Debentures or any of the other transactions contemplated by this Agreement.

     (f) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the conversion of the Debentures shall be in effect.

     (g) Subsequent to March 31, 1998, there shall not have been any development which, with respect to the Company constitutes a material adverse effect upon the business, affairs, assets, operations, properties, financial position, or results of operations of the Company.

     (h) The Company shall have delivered to Bay Harbour all documents set forth in

Paragraph 9 hereof.

If all of the conditions set forth in this Paragraph 10 are not satisfied within six months after the date of this letter, Bay Harbour shall have no further obligation to convert the Debentures but the remaining provisions of this letter shall remain in full force and effect.

     11. The validity and interpretation of this letter shall be governed by the laws of the State of New York. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant to this letter shall survive the conversion of the Debentures and issuance of the Conversion Stock and shall bind the successors and assigns of the parties hereto. This letter may not be changed orally, but only by an agreement in writing signed by the Company and Bay Harbour.

                                                 Very truly yours,

                                                 TOPS APPLIANCE CITY, INC.


                                               By:/s/ Robert G. Gross
                                                 --------------------------
                                                 Name: Robert G. Gross
                                                 Title:  Chief Executive Officer

Confirmed

BAY HARBOUR MANAGEMENT, L.C.


By:/s/ Douglas P. Teitelbaum
   -------------------------
Name: Douglas P. Teitelbaum
Title:   Principal & Portfolio Manager

                                     ANNEX A

                        Registration of Conversion Stock

     Capitalized terms not defined in this Annex shall have the meanings assigned in the letter to which this Annex is attached (the "Letter").

          (a) Mandatory Shelf Registration

               (i) The Company shall prepare and, as promptly as practicable but in no event more than 60 days after the date hereof, file with the Securities and Exchange Commission (the "SEC") a Shelf Registration Statement (as defined below) on Form S-3 which, at the time such shelf Registration Statement is declared effective by the SEC, covers the offer and resale of the Conversion Stock by a holder from time to time and the methods of distribution elected by such holder of Conversion Stock and set forth in such Shelf Registration Statement. As used herein, "register," "registered" and "Registration" each refer to a registration of Conversion Stock effected by filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement. "Shelf Registration" means a registration effected pursuant to this Annex. "Shelf Registration Statement" means a shelf registration statement of the Company filed with the SEC pursuant to the provisions of this Annex which covers all of the Conversion Stock, as applicable, on Form S-3 under Rule 415 under the Securities Act of 1933 (the "Securities Act"), or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. "Shelf Registration Statement may include an amendment to the Company's existing amended registration statement no. 33344229 filed with the SEC on June 16, 1998.

               (ii) The Company shall use its best efforts (x) to cause the Shelf Registration Statement to become effective as promptly as possible but in no event more than 120 days after the date hereof; provided, that if the Company determines in the good faith judgment of the Company's general counsel that the filing of a registration statement would require the disclosure of material information which the Company has a good faith business purpose for preserving as confidential and, without disclosure of such material information, the Company is unable to comply with SEC requirements, the Company shall not be required to effect a registration pursuant to this clause (ii) under the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 60 days after the Company makes such good faith determination, (y) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the holders of Conversion Stock for a period equal to the longer of (1) five years and (2) the period any holder of Conversion Stock is subject to any limitations on the resale thereof under Rule 144, and (z) to cause all of the Conversion Stock covered by the Shelf Registration Statement as of the effective date thereof to be listed on the NASDAQ National Market or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded.

          (b) Registration Procedures. In connection with the Shelf Registration Statement, the Company shall:

               (i) prepare and file with the SEC a Shelf Registration Statement on Form S-3 with respect to the Conversion Stock and use its best efforts to cause such Shelf Registration Statement to become and remain effective as provided in this Annex;

               (ii) submit to the SEC,  within five (5) business  days after the
          Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request;

               (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Conversion Stock.

               (iv) furnish (x) to Bay Harbour, and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Shelf Registration Statement and any amendment thereto, each prospectus and each amendment or supplement thereto, (2) each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Shelf Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (y) to each selling holder of Conversion Stock such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents, as such holder may reasonably request in order to facilitate the public sale or other disposition of the Conversion Stock owned by such holder, and

               (v) use its best efforts to register or qualify the shares of Conversion Stock covered by such Shelf Registration Statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares of Conversion Stock owned by such seller.

          (c) Designation of Underwriter. In the case of any registration effected pursuant to this Annex, a majority in interest of the holders of Conversion Stock shall have the right to designate the managing underwriter in any underwritten offering.

          (d) Cooperation by Prospective Sellers

               (i) Each prospective seller of Conversion Stock, and each underwriter designated by each such seller, will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with the Shelf Registration Statement (and the prospectus included therein).

     (ii) The holders
          holding shares of the Conversion Stock included in the registration will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. In connection with any offering, each holder who is a prospective seller, will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Conversion Stock, other than the prospectuses provided by the Company and any documents incorporated by reference therein.

          (e) Expenses. All expenses incurred in complying with this Annex, including; without limitation, all registration and filing fees (including all expenses incident to filing with NASDAQ), fees and expenses of complying with securities and "blue sky" laws, printing expenses and fees and disbursements of counsel for the Company and one counsel from the holders of Conversion Stock, and the independent certified public accountants shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Conversion Stock covered by registrations effected pursuant to this Annex shall not be borne by the Company but shall be borne by the seller or sellers of the Conversion Stock.

          (f) Indemnification

               (i) The Company shall indemnify and hold harmless the seller of any shares of Conversion Stock registered under the Securities Act pursuant to this Annex, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Conversion Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared or furnished by the Company incident to the registration or qualification of any Conversion Stock pursuant to this Annex, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the Company shall not be liable in such cases to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement under which such Conversion Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such seller or underwriter expressly for use therein.

               (ii) Each prospective seller of Conversion Stock and any underwriter acting on its behalf shall indemnify and hold harmless (in the same manner and to the same extent as set forth in (i) above) the Company, each director of the Company, each officer of the Company who shall sign the Shelf Registration Statement and any person who controls the Company within the meaning of the Securities Act or the 1934 Act, with respect to any untrue statement or omission from the Shelf Registration Statement, any preliminary prospectus or prospectus contained therein, or any amendment or supplement thereof, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or such underwriter, as the case may be, specifically for use in the preparation of the Shelf Registration Statement, preliminary prospectus, prospectus or amendment or supplement; provided that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Conversion Stock, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Conversion Stock effected pursuant to such registration.

               (iii) Notwithstanding the foregoing provisions of this Annex, if pursuant to an underwritten public offering of Common Stock, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of paragraph (d) of this Annex shall be deemed inoperative for purposes of such offering to the extent inconsistent therewith.

               (iv) If the indemnification provided for in this Annex is unavailable or insufficient to hold harmless an indemnified party under subparagraph (i) or (ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in subparagraph (i) or (ii) above (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the issuance and conversion of the Debentures, or (y) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. Notwithstanding the foregoing, no prospective seller of Conversion Stock shall be liable for an amount exceeding that set forth in the proviso to subparagraph (ii) above.

               (v) Each party entitled to indemnification under paragraph (d) of this Annex (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim
          or any litigation resulting therefrom, provided that the counsel who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party and shall not without the indemnified party's consent, be counsel to the indemnifying party, and the indemnified party may participate in such defense, but only at such indemnified party's expenses, and provided, further, that the omission by an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraph (d) of this Annex except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (g) SEC Filings and S-3 Requirements. The Company will timely file all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed in order for the Company to meet the requirements for use of Form S-3 for registration of the resale of the Conversion Stock.

                                  EXHIBIT 10.4


                                [Execution Copy]


                            SHARE PURCHASE AGREEMENT


         THIS AGREEMENT made as of July 16, 1998 (the "Agreement"), by and between TOPS APPLIANCE CITY, INC. ("Seller"), a New Jersey corporation having an address at 45 Brunswick Avenue, Edison, New Jersey 08818, and BAY HARBOUR MANAGEMENT, L.C. acting for its managed accounts ("Buyer"), a Florida limited liability company having an address at 885 Third Avenue, 34th Floor, New York, New York 10022.

                              W I T N E S S E T H :

         WHEREAS, Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer One Million Four Hundred Thousand (1,400,000) shares (the "Shares") of Seller's authorized and unissued shares of common stock, no par value (the "Common Stock"), upon the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual promises herein set forth, and intending to be legally bound hereby, the parties do hereby agree as follows:


     1. Sale and Purchase of Shares.

     a. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at the Closing (as such term is defined in Paragraph 2 below), the Shares free and clear of all liens and encumbrances of any kind for the Purchase Price provided in Subparagraph (b) below.

     b. The purchase price (hereafter referred to as the "Purchase Price") to be paid to Seller by Buyer for the Shares shall be Three Dollars and Sixty Cents ($3.60) per share for an aggregate amount of Five Million Forty Thousand ($5,040,000) Dollars, payable by wire transfer pursuant to the wiring instructions set forth in Schedule I hereto.

     2. The Closing. Subject to the conditions and provisions set forth herein, the closing under this Agreement (the "Closing") shall be deemed to occur as of July 20, 1998 (the "Closing Date"), at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, 99 Wood Avenue South, Iselin, New Jersey.

     3. Representations.

     a. Seller represents and warrants to Buyer as follows:

          i. the Shares are unissued shares of Seller's duly authorized Common Stock and upon issuance hereto, will be validly issued, fully paid and non-assessable shares of Common Stock with no personal liability attaching to the ownership thereof, and such shares of Common Stock are not and will not be subject to preemptive or any other similar rights of the shareholders of Seller or others.

          ii. in the event that Seller shall elect to issue Adjustment Stock (as defined in Paragraph 5 below) as payment for any Adjustment Amount (as defined in Paragraph 5 below), upon issuance pursuant hereto, any such Adjustment Stock will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and such Adjustment Stock is not and will not be subject to preemptive or any other similar rights of the shareholders of Seller or others.

          iii. the Shares (and any Adjustment Shares issued pursuant to Paragraph 5(c) hereof) shall be issued to Buyer free and clear of all liens, claims, debts, charges, restrictions, or encumbrances of any kind.

          iv. Seller has full power and legal right to sell, transfer and deliver the Shares (and any Adjustment Shares issued pursuant to Paragraph 5(c) hereof) to Buyer in accordance with the terms of this Agreement, and otherwise to execute and deliver this Agreement and to consummate and close the transactions provided for in this Agreement in the manner and upon the terms herein specified.

          v. this Agreement has been duly authorized, executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to validity, binding effect and enforcement remedies, to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and to equitable principles.

          vi. there is not pending, nor to Seller's knowledge is there threatened, any suit, action or administrative, arbitration or other proceeding which could adversely affect or materially impair the ability of Seller to perform any of its obligations under this Agreement.

          vii. the execution, delivery and performance of this Agreement and the issuance and delivery of the Shares (and any Adjustment Shares issued pursuant to Paragraph 5(c) hereof) does not and will not with the passage of time violate or conflict with (x) any applicable provision of law, statute, rule or regulation, or any order, judgment or decree of any court, arbitrator, governmental agency or the National Association of Securities Dealers, Inc. ("NASD") of which the Seller has knowledge, (y) Seller's certificate of incorporation or bylaws or (z) any material contract, agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound or affected.

          viii. Seller's Form 10-K for the period ending December 30, 1997, and Form 10-Q for the period ending March 31, 1998 are correct and complete and do not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          ix. all clearances, approvals, authorizations and consents, orders of, and designations by, any Governmental Entity (as defined below) or NASD required under the laws of the United States or the regulations of the NASD, for or in connection with the issuance and delivery of the Shares (and any Adjustment Shares issued pursuant to Paragraph 5(c) hereof), and compliance with the terms of this Agreement have been obtained and complied with, or will be obtained prior to Closing, and are in full force and effect.

          x. Seller shall defend,  indemnify and hold harmless  Buyer from and
     against   any  loss  or   liability   arising   from  any   breach  of  the
     representations and warranties of Seller contained herein.

     b. Buyer represents and warrants to Seller as follows:

          i. Buyer, for itself and on behalf of its managed accounts, has full power and legal right to purchase the Shares (and any Adjustment Shares issued pursuant to Paragraph 5(c) hereof) from Seller in accordance with the terms of this Agreement, and otherwise to execute and deliver this Agreement and to consummate and close the transactions provided for in this Agreement in the manner and upon the terms herein specified, and this Agreement and the transactions contemplated hereby will not result in the violation of any other agreement to which Buyer is a party or by which it is bound or of Buyer's Articles of Organization.

          ii. Buyer understands that the law firm of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP is counsel to Seller, and not in any way counsel to Buyer, for the purpose of this Agreement.

          iii. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance witn its terms, subject, as to validity, binding effect and enforcement remedies, to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and to equitable principles.

          iv. There is not pending, nor to Buyer's knowledge is there threatened, any suit, action or administrative, arbitration or other proceeding which could adversely affect or materially impair the ability of Buyer to perform any of its obligations under this Agreement.

          v. Buyer is purchasing the Shares (and any Adjustment Shares issued pursuant to Paragraph 5(c) hereof) for investment purposes only and not with a view towards reselling or otherwise distributing the Shares or the Adjustment Shares, as the case may be.

          vi. Buyer acknowledges that, at Closing, the Shares (and any Adjustment Shares issued pursuant to Paragraph 5(c) hereof) are not registered under the Securities Act of 1933, as amended or under any State securities laws and that certain restrictions exist with regard to the resale of the Shares and the Adjustment Shares, as the case may be.

          vii.  Buyer   agrees  that  it  shall  not  during  its   ownership,
     beneficially or otherwise, of the Shares sell any shares of common stock of the Seller "short".

          viii. Buyer shall defend, indemnify and hold harmless Seller from and against any loss or liability arising from any breach of the representations and warranties of Buyer contained herein.

     c. The representations made by the parties in this Paragraph 3 shall survive the Closing for a period of two (2) years from the Closing Date.

     4. Closing. At the Closing, the following transactions shall occur, all of which shall be deemed to occur simultaneously:

     a. Seller will deliver or cause to be delivered to Buyer:

          i. this Agreement;

          ii. a share certificate or certificates for the Shares to be sold by Seller to Buyer, which certificate shall have affixed thereto or typed thereon the following legend:

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any State securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

provided, however, that such legend shall be removed from the share certificate or certificates respecting the Shares upon the registration of the Shares, pursuant to Paragraph 10 hereof, becoming effective; and

          iii. all other documents set forth in Paragraph 6 hereof.

     b. Buyer will deliver or cause to be delivered to Seller:

          i. this Agreement;

          ii. the sum of Five Million Forty Thousand ($5,040,000) Dollars in accordance with Paragraph 1(b); and

          iii. all other documents set forth in Paragraph 6 hereof.

     5. Adjustment to Purchase Price. In the event that at anytime beginning on the thirtieth (30th) day next following the Closing Date the closing price per share of the Seller's common stock as traded in the NASDAQ National Market (the "Closing Price") is below the Adjustment Trigger Price (as defined below) for ten (10) consecutive trading sessions, the Purchase Price shall be adjusted as follows:

     a. Upon the first (1st) occurrence of any such ten (10) consecutive trading session period, Seller shall pay to Buyer an amount (the "Initial Adjustment Amount") equal to the product of (i) the number of Shares then still owned, beneficially or otherwise, by Buyer, and (ii) the amount by which the Adjustment Trigger Price exceeds the average Closing Price for such ten (10) day period.

     b. Following the first (1st) occurrence of any such ten (10) consecutive trading session period as provided in Paragraph 5(a) above, in the event that the average Closing Price during a subsequent 10 day period (each a "10 Day Period") is below the average Closing Price for the prior 10 Day Period in which an Adjustment Amount has been paid by the Seller, the Seller shall pay to the Buyer an amount (the "Additional Adjustment Amount" and together with the Initial Adjustment Amount and any other Additional Adjustment Amount, the "Adjustment Amounts") equal to the product of (i) the number of Shares then still owned, beneficially or otherwise, by Buyer, and (ii) the amount by which the last applicable average Closing Price used for calculating an Adjustment Amount exceeds the average Closing Price for such current applicable 10 Day Period.

     c. The Seller shall have the right, in its sole discretion, to pay any Adjustment Amount to Buyer in cash or by issuing shares of its common stock to Buyer having a market value equal to the Adjustment Amount (the "Adjustment Stock"), which shall thereafter constitute Shares for purposes of clauses (a) and (b) of this Paragraph 5.

     d. The Seller shall pay any applicable Adjustment Amount to Buyer within thirty (30) days of the receipt by Seller of the written request of Buyer for such payment.

     e. A 10 Day  Period  shall  not  include  any day from  any  prior 10 Day
Period.

     f. The "Adjustment Trigger Price" shall be $3.60; provided that if, at any time after the date of this letter, the number of outstanding shares of Common Stock is (i) increased by a stock dividend or distribution payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination or reverse split of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, distribution, subdivision, split-up, combination or reverse split, the Adjustment Trigger Price shall be adjusted to a new amount equal to the product of (A) the Adjustment Trigger Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)) by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

     6. Conditions to Closing.

     a. The obligation of Buyer to purchase the Shares pursuant to Paragraph 1 hereof is subject to the satisfaction (or waiver by Buyer in writing) of each of the following conditions precedent at the Closing:

          i. the representations and warranties of Seller made in this Agreement shall be true and correct in all respects, as of the date hereof, and at and as of the Closing as though then made.

          ii. Seller shall have performed or complied with all of the covenants and agreements required to be performed or complied with by Seller under this Agreement at or prior to Closing.

          iii.   Seller  has  obtained  all   consents,   approvals,   orders,
     authorizations of, and registrations and filings with, any Federal, state, local or foreign government or any court of component jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or NASD, that are required to be obtained or made by Seller, in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of any of the transactions contemplated hereby.

          iv. no action or proceeding by or before any Governmental Entity, or any other person shall be pending or threatened challenging or seeking to restrain or prohibit the purchase and sale of any of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain damages from Buyer (or any of its affiliates) in connection with the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement.

          v. no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order, enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

          vi. Subsequent to March 31, 1998, there shall not have been any development which, with respect to Seller constitutes a material adverse
     effect  upon  the  business,   affairs,  assets,  operations,   properties,
     financial position, or results of operations of Seller.

          vii. Seller shall have delivered to Buyer:

               (1) a certificate dated the date of the Closing (the "Closing Date") stating that the conditions set forth in Paragraph 6(a)(i) through (vi) have been satisfied;

               (2) a certified resolution of Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance of the Shares in accordance herewith, and appointing the Buyer's initial nominees to the Board of Directors in accordance with Paragraph 7 hereof, together with certified copies of Seller's certificate of incorporation and bylaws.

               (3) an opinion from Seller's legal counsel dated the Closing Date, as to the matters set forth in Paragraph 3(a)(i), (iii) through
          (vi), (vii) (other than as to the matters set forth in clause (z) of Paragraph 3(a)(vii)) and (ix).

               (4) payment in full of the Legal Expenses; and

               (5) the delivery of such additional certificates and documents as Buyer may reasonably request.

     b. The obligation of Seller to sell the Shares pursuant to Paragraph 1 hereof is subject to the satisfaction (or waiver by Seller in writing) of each of the following conditions precedent at the Closing:

          i. the representations and warranties of Buyer made in this Agreement shall be true and correct in all respects, as of the date hereof, and at and as of the Closing as though then made.

          ii. Buyer shall have performed or complied with all of the covenants and agreements required to be performed or complied with by Buyer under this Agreement at or prior to Closing.

          iii. Buyer shall have delivered to Seller a certificate dated the Closing Date stating that the conditions set forth in Paragraph 6(b)(i) -
     (ii) have been satisfied.

     7. Board of Directors Seat. Provided that Buyer continues to own, beneficially or otherwise at least 15% of the outstanding Common Stock, following the Closing Buyer shall have the right to designate (x) until the date upon which all 6 1/2% Convertible Subordinated Debentures due 2003 held by Buyer on the Closing Date are converted into shares of Common Stock (the "Conversion Date"), three (3) directors to the Board of Directors of the Seller, and (y) after the Conversion Date, one (1) director to the Board of Directors of the Seller. Each individual nominated by Buyer shall complete a questionnaire in the same form as has been executed by all other directors of Seller. The rights provided in this Paragraph shall be in addition to any other rights held by Buyer, or that may be granted to Buyer, to designate one or more directors to the Board of Directors of the Seller.

     8. Attorney Fees. Seller agrees to pay all of the Buyer's reasonable attorney fees and disbursements incurred in connection with Buyer's investments in securities of Seller upon presentment at Closing of a statement containing the estimated legal fees and disbursements of Buyer's counsel ("Legal Expenses"). The Legal Expenses shall be due and payable upon the Closing of the within transaction.

     9. Right of Refusal.

     a. If the Seller or any of its subsidiaries shall receive, on or prior to the second anniversary of the date of this Agreement, a bona fide written offer (the "Offer") from a third party or parties (the "Offerors") to purchase or otherwise acquire any Designated Securities (as hereinafter defined), then the Seller shall, prior to accepting the Offer, make an offer (a "First Refusal Offer") to issue such Designated Securities to Buyer upon the terms set forth in this Paragraph 9; provided, that this Paragraph 9 shall not apply to (i) any Offer received by the Seller after Buyer and its managed accounts no longer hold at least 15% of the outstanding Common Stock, or (ii) debt securities or equity securities having terms within a range which, not more than 60 days prior to the Seller's receipt of the Offer in question, the Seller proposed in writing for consideration by the Buyer and Buyer stated in writing its lack of interest in participating in a financing in such range. The First

Refusal Offer shall state
that the Seller proposes to issue such Designated Securities, include a copy of the Offer, disclose the name and address of the Offeror (or Offerors), and set forth such other information about the Offer and the Offeror (or Offerors) as may be available to the Seller and reasonably necessary to understand the Offer.

     b.  "Designated   Securities"   means  all  (x)  securities  (other  than
convertible debt and other equity securities) evidencing indebtedness ("debt securities") and (y) shares of capital stock, options, warrants, or other rights to acquire such shares, and securities exchangeable or convertible into such shares or rights ("equity securities"), proposed to be issued by the Seller or any subsidiary, other than:

          i. debt securities the proceeds of which are to be used for working capital purposes and the maturity of which does not exceed one year;

          ii. equity securities to be issued to any employee of, or supplier of goods or services or licensor to, the Seller as full or partial consideration for employment services or under any bona fide supply, license, or similar business agreement or arrangement or under any Section 401(k) plan;

          iii. equity securities to be issued as full or partial consideration in connection with any bona fide business or asset acquisition;

          iv. equity securities issued as a stock dividend or upon any stock split or other subdivision or combination of shares of capital stock;

          v. debt securities issued under any revolving credit facility secured by collateral having a fair market value equal to at least 100% of the principal amount of such debt from time to time outstanding;

          vi. debt securities evidencing a mortgage financing secured by real estate having a fair market value equal to at least 100% of the principal amount of such debt; and

          vii. the issuance of not more than 1,400,000 shares of Common Stock to any third-party in an arms-length transaction.

     c. Within 20 days (the "Acceptance Period") after delivery of the First Refusal Offer, Buyer may deliver a notice (an "Acceptance Notice") to the Seller stating that it exercises its right to purchase or otherwise acquire, upon the terms specified in the First Refusal Offer, (i) all of the Designated Securities specified in the First Refusal Offer or (ii) if there are two or more Offerors, the specific number of Designated Securities any single Offeror offered to purchase or acquire, unless such Offerors are acting in concert and the Offer by its terms is conditioned upon the issuance to the Offerors of all Designated Securities specified in the Offer. The closing of the purchase or other acquisition, upon the terms specified in the First Refusal Offer, by Buyer of any Designated Securities shall take place at the offices of the Seller within 10 days after the end of the Acceptance Period or at such time as is set forth in the Offer; provided, however, that the Acceptance Notice may state that the purchase or acquisition of the Designated Securities specified in the Acceptance Notice (if less than all of the Designated Securities specified in the First Refusal Offer) shall be conditioned upon the issuance of any remaining Designated Securities to the Offeror, in which case such purchase or acquisition shall be subject to, and shall take place simultaneously with, such issuance to the Offeror or Offerors.

     d. If Buyer does not exercise its rights as provided in this Paragraph with respect to all of the Designated Securities specified in the First Refusal Offer, then the remaining Designated Securities may be issued to the Offeror or Offerors upon the terms set forth in the Offer, provided that such issuance is bona fide and completed within 120 days after the end of the Acceptance Period. If such issuance is not completed within such 120-day period, the restrictions set forth in this Paragraph shall again become effective in full.

     10. Indemnity Against Brokerage Commissions. Each of Seller and Buyer hereby represent and warrant that there is no corporation, firm or person entitled to receive from it a brokerage commission or finder's fee in connection with this Agreement or the transactions provided for herein. Seller and Buyer agree to indemnify and save the other party hereto harmless from and against any claim for brokerage commission or finder's fee based on any retention or alleged retention of a broker or finder by the other. This provision shall survive the Closing.

     11. Registration Rights. Seller shall register the Shares (and any Adjustment Shares issued pursuant to Paragraph 5(c) hereof under a shelf registration statement filed with the Securities and Exchange Commission upon the terms set forth in Annex A, and shall comply with its other obligations set forth therein.

     12. Notices. All notices and other communications to be made hereunder shall be in writing and shall be deemed to have been given when the same are either (i) personally delivered or mailed, registered or certified mail, first class postage prepaid return receipt requested, or (ii) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery to the applicable party at the address set forth above. The substance of any such notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed.

     13. Captions. All captions and headings of paragraphs, subparagraphs and sections are not part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

     14. Names and Entities. The masculine gender shall include the neuter genders, and the word "person" shall include a corporation, firm, partnership or other entity. Whenever the singular is used in this Agreement the same shall include the plural when required by the context and vice versa.

     15. Severability. In the event any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision never had been contained herein.

     16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof.

     17. Assignment. No party may assign its rights or obligations under this Agreement without the prior written consent of other party hereto.

     18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     19. Consent To Jurisdiction. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or documents by United States registered mail, return receipt requested, to such party's respective address set forth in the introduction of this Agreement, shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Paragraph 18. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York, New York County, and
(y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     20. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the matters contained herein, and may not be amended or supplemented at any time unless by a writing executed by each of the said parties.

     21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                    SELLER:


ATTEST:                                             TOPS APPLIANCE CITY, INC.


-------------------------------                  By:/s/ Robert G. Gross
                                                    ----------------------------
                                                    Robert G. Gross
                                                    Chief Executive Officer


                                                   BUYER:

ATTEST:                                            BAY HARBOUR MANAGEMENT, L.C.,
                                                   for its managed accounts,


_______________________________                 By:/s/ Douglas P. Teitelbaum
                                                   ----------------------------
                                                   Douglas P. Teitelbaum
                                                   Principal & Portfolio Manager

                                   SCHEDULE I

                               Wiring Instructions

                                     ANNEX A

                             Registration of Shares

     Capitalized terms not defined in this Annex shall have the meanings assigned in the Agreement to which this Annex is attached (the "Agreement").


     (a) Mandatory Shelf Registration

          (i) The Seller shall prepare and, as promptly as practicable but in no event more than 60 days after the date hereof, file with the Securities and Exchange Commission (the "SEC") a Shelf Registration Statement (as defined below) on Form S-3 which, at the time such shelf Registration Statement is declared effective by the SEC, covers the offer and resale of the Shares by a holder from time to time and the methods of distribution elected by such holder of Shares and set forth in such Shelf Registration Statement. As used herein, "register," "registered" and "registration" each refer to a registration of Shares effected by filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement. "Shelf Registration" means a registration effected pursuant to this Annex. "Shelf Registration Statement" means a shelf registration statement of the Seller filed with the SEC pursuant to the provisions of this Annex which covers all of the Shares, as applicable, on Form S-3 under Rule 415 under the Securities Act of 1933 (the "Securities Act"), or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. Shelf Registration Statement may include an amendment to the Company's existing amended registration statement no. 333-44229 filed with the SEC on June 16, 1998.

          (ii) The Seller shall use its best efforts (x) to cause the Shelf Registration Statement to become effective as promptly as possible but in no event more than 120 days after the date hereof; provided, that if Seller determines in the good faith judgment of Seller's general counsel that the filing of a registration statement would require the disclosure of material information which Seller has a good faith business purpose for preserving as confidential and, without disclosure of such material information, Seller is unable to comply with SEC requirements, Seller shall not be required to effect a registration pursuant to this clause (ii) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 60 days after the Company makes such good faith determination, (y) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the holders of Shares for a period equal to the longer of (1) five years and (2) the period any holder of Shares is subject to any limitations on the resale thereof under Rule 144, and (z) to cause all of the Shares covered by the Shelf Registration Statement as of the effective date thereof to be listed on the NASDAQ National Market or such other principal securities market on which securities of the same class or series issued by the Seller are then listed or traded.

     (b) Registration Procedures. In connection with the Shelf Registration Statement, the Seller shall:

          (i) prepare and file with the SEC a Shelf Registration Statement on Form S-3 with respect to the Shares and use its best efforts to cause such Shelf Registration Statement to become and remain effective as provided in this Annex;

          (ii) submit to the SEC, within five (5) business days after the Seller learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request;

          (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Shares.

          (iv) furnish (x) to Buyer, and its legal counse1, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Seller, one copy of the Shelf Registration Statement and any amendment thereto, each prospectus and each amendment or supplement thereto, (2) each letter written by or on behalf of the Seller to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Shelf Registration Statement (other than any portion of any thereof which contains information for which the Seller has sought confidential treatment), and (y) to each selling holder of Shares such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents, as such holder may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by such holder, and

          (v) use its best efforts to register or qualify the shares of Shares covered by such Shelf Registration Statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares of Shares owned by such seller.

     (c) Designation of Underwriter. In the case of any registration effected pursuant to this Annex, a majority in interest of the holders of Shares shall have the right to designate the managing underwriter in any underwritten offering.

     (d) Cooperation by Prospective Sellers

          (i)  Each  prospective   seller  of  Shares,  and  each  underwriter
     designated by each such seller, will furnish to the Seller such information as the Seller may reasonably require from such seller or underwriter in connection with the Shelf Registration Statement (and the prospectus included therein).

          (ii) The holders holding shares of the Shares included in the registration will not (until further notice by the Seller) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Seller to suspend sales to permit the Seller to correct or update a registration statement or prospectus. In connection with any offering, each holder who is a prospective seller, will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Shares, other than the prospectuses provided by the Seller and any documents incorporated by reference therein.

     (e) Expenses. All expenses incurred in complying with this Annex, including, without limitation, all registration and filing fees (including all expenses incident to filing with NASD), fees and expenses of complying with securities and "blue sky" laws, printing expenses and fees and disbursements of counsel for the Seller and one counsel for the holders of Shares, and the independent certified public accountants shall be paid by the Seller; provided, however, that all underwriting discounts and selling commissions applicable to the Shares covered by registrations effected pursuant to this Annex shall not be borne by the Seller but shall be borne by the seller or sellers of the Shares.

     (f) Indemnification

          (i) The Seller shall indemnify and hold harmless the seller of any shares of Shares registered under the Securities Act pursuant to this Annex, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Shares was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared or furnished by the Seller incident to the registration or qualification of any Shares pursuant to this Annex, or arise out of or are

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

     based upon the  omission  or alleged  omission to state
     therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Seller of the Securities Act or state securities or "blue sky" laws applicable to the Seller and relating to action or inaction required of the Seller in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the Seller shall not be liable in such cases to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement under which such Shares was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Seller by each seller or underwriter expressly for use therein.

          (ii) Each prospective seller of Shares and any underwriter acting on its behalf shall indemnify and hold harmless (in the same manner and to the same extent as set forth in (i) above) the Seller, each director of the Seller, each officer of the Seller who shall sign the Shelf Registration Statement and any person who controls the Seller within the meaning of the Securities Act or the 1934 Act, with respect to any untrue statement or omission from the Shelf Registration Statement, any preliminary prospectus or prospectus contained therein, or any amendment or supplement thereof, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Seller through an instrument duly executed by such seller or such underwriter, as the case may be, specifically for use in the preparation of the Shelf Registration Statement, preliminary prospectus, prospectus or amendment or supplement; provided that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Shares, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Shares effected pursuant to such registration.

          (iii) Notwithstanding the foregoing provisions of this Annex, if pursuant to an underwritten public offering of Common Stock, the Seller, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of paragraph (d) of this Annex shall be deemed inoperative for purposes of such offering to the extent inconsistent therewith.

          (iv)  If  the   indemnification   provided  for  in  this  Annex  is
     unavailable or insufficient to hold harmless an indemnified party under subparagraph (i) or (ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in subparagraph (i) or (ii) above (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the issuance of the Shares, or (y) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. Notwithstanding the foregoing, no prospective seller of Shares shall be liable for an amount exceeding that set forth in the proviso to subparagraph (ii) above.

          (v) Each party entitled to indemnification under paragraph (d) of this Annex (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that the counsel who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party and shall not without the indemnified party's consent, be counsel to the indemnifying party, and the indemnified party may participate in such defense, but only at such indemnified party's expenses, and provided, further, that the omission by an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraph (d) of this Annex except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (g) SEC Filings and S-3 Requirements. The Seller will timely file all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed in order for the Seller to meet the requirements for use of Form S-3 for registration of the resale of the Shares.

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